Exhibit 99.1
For Immediate Release
ORIGIN BANCORP, INC. REPORTS EARNINGS FOR FIRST QUARTER 2022
RUSTON, Louisiana (April 27, 2022) - Origin Bancorp, Inc. (Nasdaq: OBNK) (“Origin” or the “Company”), the holding company for Origin Bank (the “Bank”), today announced net income of $20.7 million, or $0.87 diluted earnings per share for the quarter ended March 31, 2022, compared to net income of $28.3 million, or $1.20 diluted earnings per share for the quarter ended December 31, 2021, and net income of $25.5 million, or $1.08 diluted earnings per share for the quarter ended March 31, 2021.
“Origin had another strong quarter as our bankers drove significant loan and deposit growth by building meaningful, long-term relationships,” said Drake Mills, chairman, president and CEO of Origin Bancorp, Inc. “I am very pleased with the core fundamentals of our business and how we are positioned as we move forward.”
First Quarter Financial Highlights
•Total loans held for investment (“LHFI”) at March 31, 2022, excluding PPP loans and mortgage warehouse lines of credit, were $4.66 billion, reflecting a $160.5 million or 14.5% annualized increase, compared to the linked quarter, and a $483.7 million, or 11.6% increase, compared to March 31, 2021.
•Total deposits grew $196.5 million, or 12.1% annualized, to $6.77 billion at March 31, 2022, compared to $6.57 billion at December 31, 2021, and increased $421.0 million, or 6.6%, compared to March 31, 2021. Noninterest-bearing deposits grew $132.2 million, or 24.8% annualized, compared to December 31, 2021, and $559.1 million, or 32.2%, compared to March 31, 2021, and represented 33.9% of total deposits at March 31, 2022.
•Average balances of total securities for the quarter ended March 31, 2022, were $1.66 billion, reflecting a $157.1 million, or 10.4%, increase compared to the linked quarter, and a $616.2 million, or 58.9% increase, compared to the quarter ended March 31, 2021. Total securities were $1.92 billion at March 31, 2022, compared to $1.53 billion at December 31, 2021, and increased $888.4 million, or 86.3%, compared to March 31, 2021.
•Provision for credit losses was a net benefit of $327,000 for the quarter ended March 31, 2022, compared to a net benefit of $2.6 million for the linked quarter and a provision expense of $1.4 million for the quarter ended March 31, 2021.
•Total nonperforming LHFI to total LHFI was 0.41% at March 31, 2022, compared to 0.48% at December 31, 2021, and 0.57% at March 31, 2021, reflecting the lowest total nonperforming LHFI to total LHFI ratio for Origin as a public company. The allowance for loan credit losses to nonperforming LHFI was 293.53% at March 31, 2022, compared to 259.35% and 255.22% at December 31, 2021, and March 31, 2021, respectively.
•On February 23, 2022, the Company entered into an agreement and plan of merger with BT Holdings, Inc., (“BTH”), pursuant to which, upon the terms and subject to the conditions set forth in the merger agreement, BTH will merge with and into the Company, with Origin Bancorp, Inc. as the surviving entity in the merger. Subject to various terms and conditions, the merger is expected to close during the second half of 2022.

Results of Operations for the Three Months Ended March 31, 2022
Net Interest Income and Net Interest Margin
Net interest income for the quarter ended March 31, 2022, was $52.5 million, a decrease of $1.7 million, or 3.1%, compared to the linked quarter. The decline in the number of days during the current period compared to the linked period accounted for a decline in net interest income of $1.3 million. Excluding the impact due to the difference in the number of days during the comparative periods, the decrease was primarily due to a $1.4 million decrease in interest earned on mortgage warehouse lines of credit and a $1.3 million decrease in interest income earned on PPP loans. The decreases in interest income earned on mortgage warehouse lines of credit and PPP loans were caused primarily by decreases in average loan balances of $154.0 million and $91.9 million, respectively, as the outstanding balances of PPP loans continued to be forgiven by the Small Business Administration ("SBA"), and higher interest rates had a negative impact on mortgage warehouse lines of credit.
The yield earned on interest-earning assets for the quarter ended March 31, 2022, was 3.13%, a decrease of 22 basis points compared to the linked quarter and a decrease of 45 basis points compared to the quarter ended March 31, 2021. Excluding PPP loans, the yield earned on LHFI was 3.95%, a one basis point increase compared to the linked quarter and a four basis point decrease compared to the quarter ended March 31, 2021. The rate paid on total deposits for the quarter ended March 31, 2022, was 0.17%, representing a two basis point decrease from the linked quarter and a nine basis point decrease compared to the quarter ended March 31, 2021. Combined interest-bearing balances due from banks and total investment securities represented 31.9% of the average interest-earning assets during the first quarter of 2022, compared to 27.3% and 17.6%, respectively, of the average assets during the linked quarter and the quarter ended March 31, 2021.
The fully tax-equivalent net interest margin (“NIM”) was 2.86% for the quarter ended March 31, 2022, a 20 basis point decrease and a 36 basis point decrease from the linked quarter and the quarter ended March 31, 2021, respectively. Excluding PPP loans, the fully tax-equivalent NIM was 2.76%, a 16 basis point decrease and a 39 basis point decrease from the linked quarter and the quarter ended March 31, 2021, respectively. The decrease in fully tax-equivalent NIM, excluding PPP loans, was primarily due to a surge in liquidity causing a shift in balance sheet composition which was primarily invested in comparatively lower-yielding interest-bearing balances due from banks and investment securities.
Credit Quality
The table below includes key credit quality information:

	At and for three months ended			$ Change	% Change
(Dollars in thousands)	March 31, 2022	December 31, 2021	March 31, 2021	Linked Quarter	Linked Quarter
Allowance for loan credit losses	$62,173	$64,586	$85,136	$(2,413)	(3.7)%
Classified loans	70,379	69,372	95,321	1,007	1.5
Total nonperforming LHFI	21,181	24,903	33,358	(3,722)	(14.9)
Provision for credit losses	(327)	(2,647)	1,412	2,320	87.6
Net charge-offs	1,754	2,693	2,894	(939)	(34.9)
Credit quality ratios(1):
Allowance for loan credit losses to nonperforming LHFI	293.53%	259.35%	255.22%	N/A	3418 bp
Allowance for loan credit losses to total LHFI	1.20	1.23	1.46	N/A	-3 bp
Allowance for loan credit losses to total LHFI excluding warehouse loans	1.33	1.43	2.02	N/A	-10 bp
Nonperforming LHFI to LHFI	0.41	0.48	0.57	N/A	-7 bp
Net charge-offs to total average LHFI (annualized)	0.14	0.21	0.21	N/A	-7 bp
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(1)Please see the Loan Data schedule at the back of this document for additional information.
The Company recorded a credit loss provision net benefit of $327,000 during the quarter ended March 31, 2022, compared to a credit loss provision net benefit of $2.6 million recorded during the linked quarter. The release of credit loss provision reflects improved credit loss metrics with no material adjustments to model assumptions based upon economic forecasts. As it pertains to economic forecasts, uncertainty remains due to risks related to rising inflation, market interest rate increases, labor pressures, continued global supply-chain disruptions, as well as increased geopolitical risks.

Credit metrics improved at March 31, 2022, when compared to the linked quarter. The allowance for loan credit losses to nonperforming LHFI increased to 293.53% at March 31, 2022, compared to 259.35% at December 31, 2021. The Company’s nonperforming LHFI and quarterly net charge-offs improved to $21.2 million and $7.1 million (annualized), respectively, compared to $24.9 million and $10.7 million (annualized), respectively, at December 31, 2021. Classified loans increased $1.0 million at March 31, 2022, compared to December 31, 2021, and represented 1.36% of LHFI, excluding PPP loans, at March 31, 2022, compared to 1.35% at December 31, 2021.
Noninterest Income
Noninterest income for the quarter ended March 31, 2022, was $15.9 million, a decrease of $795,000, or 4.8%, from the linked quarter. The decrease from the linked quarter was primarily driven by decreases of $5.6 million and $413,000 in other noninterest income and limited partnership investment income, respectively, offset by increases of $3.6 million, $1.2 million, and $424,000 in insurance commission and fee income, mortgage banking revenue, and swap fee income, respectively.
The Company acquired the remaining 62% equity interest in the Lincoln Agency at December 31, 2021, and remeasured the previously held equity method investment to its fair value, resulting in recognition of a gain of $5.2 million in other noninterest income at December 31, 2021. As such, the $5.6 million decrease in other noninterest income for the quarter ended March 31, 2022, was primarily driven by this one time gain reflected in the prior quarter. The $3.6 million increase in insurance commission and fee income was primarily driven by seasonality, as there is typically higher insurance revenue in the first quarter of each year, and the acquisition of the remaining 62% in the Lincoln Agency and the acquisition of Pulley-White Insurance Agency, Inc, which significantly expanded the Company's insurance presence in the North Louisiana Market. The acquisitions contributed an additional $1.5 million to insurance commissions and fee income during the current quarter. The $1.2 million increase in mortgage banking revenue was primarily due to a gain on the pipeline in the current quarter, as well as a positive change due to improved value and performance on the mortgage servicing rights ("MSR") asset due primarily to increased market interest rates, net of MSR hedge performance. The $413,000 decrease in limited partnership investment income was primarily due to a decrease in the fair value of investments in one of the limited partnership funds during the current quarter. The $424,000 increase in swap fee income was primarily due to an election to unwind a one-way swap, resulting in an early termination cost of $296,000 during the quarter ended December 31, 2021, with no such termination during the current quarter.
Noninterest Expense
Noninterest expense for the quarter ended March 31, 2022, was $42.8 million, an increase of $2.4 million, compared to the linked quarter. This increase was primarily driven by increases of $1.7 million and $708,000 in salaries and employee benefit expenses and professional fees, respectively, offset by a $575,000 decrease in loan related expense.
The $1.7 million increase in salaries and employee benefit expense was primarily due to the insurance agency acquisitions that occurred on December 31, 2021. Additionally, bank salaries and benefits were higher due to a cost of living adjustment that occurred during the quarter ended March 31, 2022. Of the $708,000 increase in professional fees, $548,000 was directly related to transaction costs in the current quarter related to the pending merger with BTH Holdings. The decrease in loan related expense was primarily due to higher loan related legal expenses incurred during the quarter ended December 31, 2021.
Income Taxes
The effective tax rate was 20.4% during the quarter ended March 31, 2022, compared to 14.6% during the linked quarter and 19.1% during the quarter ended March 31, 2021. The change in the effective tax rate when comparing the three months ending March 31, 2022, to the linked quarter was primarily due to the tax impact of the exercise of stock options and vesting of stock awards during the three months ended December 31, 2021, which lowered the effective tax rate during the linked quarter. Additionally, the effective tax rate for the quarter ended March 31, 2022, was negatively impacted by the transaction costs associated with the BTH merger.

Financial Condition
Loans
•Total LHFI decreased $36.9 million compared to the linked quarter and $655.4 million compared to March 31, 2021.
•Total LHFI, excluding PPP and mortgage warehouse lines of credit, were $4.66 billion at March 31, 2022, reflecting a $160.5 million, or 14.5% annualized increase, compared to the linked quarter and a $483.7 million, or 11.6% increase, compared to March 31, 2021.
•Mortgage warehouse lines of credit totaled $503.2 million at March 31, 2022, a decrease of $123.8 million, or 19.7%, compared to the linked quarter and a decrease of $587.1 million, or 53.8%, compared to March 31, 2021.
•Average LHFI decreased $26.7 million compared to the linked quarter and decreased $595.9 million compared to the quarter ended March 31, 2021.
•Average LHFI, excluding PPP and mortgage warehouse lines of credit, increased $219.2 million compared to the linked quarter and increased $437.3 million compared to the quarter ended March 31, 2021.
Total LHFI at March 31, 2022, were $5.19 billion, reflecting a decrease of 0.7% compared to the linked quarter and a decrease of 11.2% compared to March 31, 2021. The decrease in LHFI compared to the linked quarter was primarily driven by decreases in mortgage warehouse lines of credit and PPP loans, offset by increases in commercial real estate loans. PPP outstanding loan balances continued to decline primarily through the SBA’s forgiveness process and the outstanding balances of mortgage warehouse lines of credit were negatively impacted by higher market interest rates.
Securities
•Total securities increased $382.6 million compared to the linked quarter and increased $888.4 million compared to March 31, 2021. Total securities portfolio weighted average effective duration was 4.29 years as of 3/31/2022.
•Average securities increased $157.1 million compared to the linked quarter and increased $616.2 million compared to the quarter ended March 31, 2021.
Total securities at March 31, 2022, were $1.92 billion, increasing 24.9% and 86.3%, compared to the linked quarter and March 31, 2021, respectively. As discussed earlier, the increase in securities reflects a shift in balance sheet composition as liquidity continues to surge primarily due to declines in mortgage warehouse lines of credit and PPP loan balances and increases in deposits.
Deposits
•Total deposits increased $196.5 million and $421.0 million compared to the linked quarter and March 31, 2021, respectively.
•Interest-bearing deposits grew $83.7 million, or 2.2%, compared to December 31, 2021, and declined $14.4 million, or 0.4%, compared to March 31, 2021.
•Noninterest-bearing deposits grew $132.2 million, or 24.8%, compared to December 31, 2021, and $559.1 million, or 32.2%, compared to March 31, 2021.

Business depositors drove an increase of $126.4 million in noninterest-bearing demand deposits, while public fund deposits accounted for a $56.9 million increase in interest-bearing deposits compared to the linked quarter. Business depositors drove an increase of $623.9 million in total deposits offset by a $571.7 million decline in brokered deposits compared to March 31, 2021.
For the quarter ended March 31, 2022, average noninterest-bearing deposits as a percentage of total average deposits were 33.0%, compared to 33.6% for the linked quarter, and 29.0% for the quarter ended March 31, 2021.
Borrowings
Average Federal Home Loan Bank (“FHLB”) advances and other borrowings for the quarter ended March 31, 2022, decreased by $2.3 million or 0.8%, compared to the linked quarter, and by $292.3 million or 52.4%, compared to the quarter ended March 31, 2021. The changes in average FHLB advances and other borrowings from both the linked quarter and from the quarter ended March 31, 2021, were driven by short-term borrowing variations during the respective periods as a result of liquidity management.

Stockholder’s Equity
Stockholders’ equity was $676.9 million at March 31, 2022, a decrease of $53.3 million compared to $730.2 million at December 31, 2021, and an increase of $20.5 million compared to $656.4 million at March 31, 2021. The decrease from the linked quarter was primarily due to a $71.6 million other comprehensive loss, net of tax, offset by net income for the quarter of $20.7 million. The securities portfolio ended the quarter with a net unrealized loss of $83.9 million, pre-tax, largely due to the steepening of the short end of the yield curve during the first quarter. The increase from March 31, 2021, was primarily driven by net income retained during the intervening period, and partially offset by other comprehensive loss, net of tax.

Book value and tangible book value were impacted by a decrease in accumulated other comprehensive loss, net of tax, experienced primarily on the Company's available for sale securities portfolio during the three months ended March 31, 2022. The accumulated other comprehensive loss, net of tax, was $65.9 million at March 31, 2022, compared to accumulated other comprehensive income, net of tax, of $5.7 million and $12.2 million at December 31, 2021 and March 31, 2021, respectively.
Conference Call
Origin will hold a conference call to discuss its first quarter 2022 results on Thursday, April 28, 2022, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). To participate in the live conference call, please dial (888) 437-3179 (U.S. and Canada); and (862) 298-0702 (International), and request to be joined into the Origin Bancorp, Inc. (OBNK) call. A simultaneous audio-only webcast may be accessed via Origin’s website at www.origin.bank under the Investor Relations, News & Events, Events & Presentations link or directly by visiting: https://www.webcaster4.com/Webcast/Page/2864/45166.

If you are unable to participate during the live webcast, the webcast will be archived on the Investor Relations section of Origin’s website at www.origin.bank, under Investor Relations, News & Events, Events & Presentations.
About Origin Bancorp, Inc.
Origin is a financial holding company headquartered in Ruston, Louisiana. Origin’s wholly-owned bank subsidiary, Origin Bank, was founded in 1912. Deeply rooted in Origin’s history is a culture committed to providing personalized, relationship banking to its clients and communities. Origin provides a broad range of financial services to businesses, municipalities, high net-worth individuals and retail clients. Origin currently operates 45 banking centers located from Dallas/Fort Worth and Houston, Texas, across North Louisiana and into Mississippi. For more information, visit www.origin.bank.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information regarding Origin’s future financial performance, business and growth strategy, projected plans and objectives, including the Company’s loan loss reserves and allowance for credit losses related to the COVID-19 pandemic and any expected purchases of its outstanding common stock, and related transactions and other projections based on macroeconomic and industry trends, including expectations regarding and efforts to respond to the COVID-19 pandemic and changes to interest rates by the Federal Reserve and the resulting impact on Origin’s results of operations, estimated forbearance amounts and expectations regarding the Company’s liquidity, including in connection with advances obtained from the FHLB, which are all subject to change and may be inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such changes may be material. Such forward-looking statements are based on various facts and derived utilizing important assumptions and current expectations, estimates and projections about Origin and its subsidiaries, any of which may change over time and some of which may be beyond Origin’s control. Statements or statistics preceded by, followed by or that otherwise include the words “assumes,” “anticipates,” “believes,” “estimates,” “expects,” “foresees,” “intends,” “plans,” “projects,” and similar expressions or future or conditional verbs such as “could,” “may,” “might,” “should,” “will,” and “would” and variations of such terms are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Further, certain factors that could affect Origin’s future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to: deterioration of Origin’s asset quality; factors that can impact the performance of Origin’s loan portfolio, including real estate values and liquidity in Origin’s primary market areas; the financial health of Origin’s commercial borrowers and the success of construction projects that Origin finances; changes in the value of collateral securing Origin’s loans; Origin’s ability to anticipate interest rate changes and manage interest rate risk, (including the impact of higher interest rates on macroeconomic conditions, and customer and client behavior); the effectiveness of Origin’s risk management framework and quantitative models; the risk of widespread inflation; Origin’s inability to receive dividends from Origin Bank and to service debt, pay dividends to Origin’s common stockholders, repurchase Origin’s shares of common stock and satisfy obligations as they become due; business and economic conditions generally and in the financial services industry, nationally and within Origin’s primary market areas, including the impact of supply-chain disruptions and labor pressures; changes in Origin’s operation or expansion strategy or Origin’s ability to prudently manage its growth and execute its strategy; changes in management personnel; Origin’s ability to maintain important customer relationships, reputation or otherwise avoid liquidity risks; increasing costs as Origin grows deposits; operational risks associated with Origin’s business; volatility and direction of market interest rates; increased competition in the financial services industry, particularly from regional and national institutions; difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the market areas in which Origin operates and in which its loans are concentrated; an increase in unemployment levels and slowdowns in economic growth; Origin’s level of nonperforming assets and the costs associated with resolving any problem loans including litigation and other costs; the credit risk associated with the substantial amount of commercial real estate, construction and land development, and commercial loans in Origin’s loan portfolio; changes in laws, rules, regulations, interpretations or policies relating to financial institutions, and potential expenses associated with complying with such regulations; periodic changes to the extensive body of accounting rules and best practices; further government intervention in the U.S. financial system; compliance with governmental and regulatory requirements, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and others relating to banking, consumer protection, securities, and tax matters; Origin’s ability to comply with applicable capital and liquidity requirements, including its ability to generate liquidity internally or raise capital on favorable terms, including continued access to the debt and equity capital markets; changes in the utility of Origin’s non-GAAP liquidity measurements and its underlying assumptions or estimates; uncertainty regarding the transition away from the London Interbank Offered Rate (“LIBOR”) and the impact of any replacement alternatives such as the Secured Overnight Financing Rate (“SOFR”) on Origin’s business; possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies and similar organizations; natural disasters and adverse weather events, acts of terrorism, an outbreak of hostilities (including the impacts related to or resulting from Russia's military action in Ukraine, including the imposition of additional sanctions and export controls, as well as the broader impacts to financial markets and the global macroeconomic and geopolitical environments, regional or national protests and civil unrest (including any resulting branch closures or property damage), widespread illness or public health outbreaks or other international or domestic calamities, and other matters beyond Origin’s control; and system failures, cybersecurity threats or security breaches and the cost of defending against them. For a discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Origin’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and any updates to those sections set forth in Origin’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Origin’s underlying assumptions prove to be incorrect, actual results may differ materially from what Origin anticipates. Accordingly, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Origin does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
The risks relating to the proposed BTH merger include, without limitation, failure to obtain the approval of shareholders of BTH and Origin in connection with the merger; the timing to consummate the proposed merger; the risk that a condition to the closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the parties' ability to achieve the synergies and value creation contemplated by the proposed merger; the parties' ability to promptly and effectively integrate the businesses of Origin and BTH, including unexpected transaction costs, the costs of integrating operations, severance, professional fees and other expenses; the diversion of management time on issues related to the merger; the failure to consummate or any delay in consummating the merger for other reasons; changes in laws or regulations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers and employees by competitors; and the difficulties and risks inherent with entering new markets.
New risks and uncertainties arise from time to time, and it is not possible for Origin to predict those events or how they may affect Origin. In addition, Origin cannot assess the impact of each factor on Origin’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Furthermore, many of these risks and uncertainties are currently amplified by, may continue to be amplified by or may, in the future, be amplified by the COVID-19 pandemic and the impact of varying governmental responses that affect Origin’s customers and the economies where they operate. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Origin or persons acting on Origin’s behalf may issue. Annualized, pro forma, adjusted, projected, and estimated numbers are used for illustrative purposes only, are not forecasts, and may not reflect actual results.
IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with Origin’s proposed merger with BT Holdings, Inc. ("BTH") (the “Transaction”), Origin has filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement of Origin and BTH and a prospectus of Origin, as well as other relevant documents concerning the Transaction. Certain matters in respect of the Transaction involving BTH and Origin will be submitted to BTH’s and Origin’s shareholders for their consideration.
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THESE DOCUMENTS DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT ORIGIN, BTH AND THE TRANSACTION.
Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from Origin at its website, www.origin.bank. Documents filed with the SEC by Origin will be available free of charge by accessing Origin’s Investor Relations website at ir.origin.bank or, alternatively, by directing a request by mail or telephone to Origin Bancorp, Inc., 500 South Service Road East, Ruston, Louisiana 71270, Attn: Investor Relations, (318) 497-3177.
PARTICIPANTS IN THE SOLICITATION
Origin, BTH and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Origin and BTH in connection with the proposed transaction under the rules of the SEC. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about Origin, and its directors and executive officers, may be found in Origin’s definitive proxy statement relating to its 2022 Annual Meeting of Shareholders filed with the SEC on March 16, 2022, and other documents filed by Origin with the SEC. These documents can be obtained free of charge from the sources described above.
NO OFFER OR SOLICITATION
This communication is for informational purposes only and is not intended to and does not constitute an offer to sell, or the solicitation of an offer to subscribe for or buy, or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, sale or solicitation would be unlawful, prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.
Contact:
Chris Reigelman, Origin Bancorp, Inc.
318-497-3177 / chris@origin.bank

Origin Bancorp, Inc.
Selected Quarterly Financial Data

	Three months ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021

Income statement and share amounts	(Dollars in thousands, except per share amounts, unaudited)
Net interest income	$52,502	$54,180	$52,541	$54,292	$55,239
Provision for credit losses	(327)	(2,647)	(3,921)	(5,609)	1,412
Noninterest income	15,906	16,701	15,923	12,438	17,131
Noninterest expense	42,774	40,346	39,165	37,832	39,436
Income before income tax expense	25,961	33,182	33,220	34,507	31,522
Income tax expense	5,278	4,860	6,242	6,774	6,009
Net income	$20,683	$28,322	$26,978	$27,733	$25,513
PTPP earnings (1)	$25,634	$30,535	$29,299	$28,898	$32,934
Basic earnings per common share	0.87	1.21	1.15	1.18	1.09
Diluted earnings per common share	0.87	1.20	1.14	1.17	1.08
Dividends declared per common share	0.13	0.13	0.13	0.13	0.10
Weighted average common shares outstanding - basic	23,700,550	23,484,056	23,429,705	23,410,693	23,393,356
Weighted average common shares outstanding - diluted	23,770,791	23,609,874	23,613,010	23,604,566	23,590,430

Balance sheet data
Total LHFI	$5,194,406	$5,231,331	$5,187,288	$5,396,306	$5,849,760
Total assets	8,112,295	7,861,285	7,470,478	7,268,068	7,563,175
Total deposits	6,767,179	6,570,693	6,158,768	6,028,352	6,346,194
Total stockholders’ equity	676,865	730,211	705,667	688,235	656,355

Performance metrics and capital ratios
Yield on LHFI	4.08%	4.11%	4.05%	4.00%	4.03%
Yield on interest-earnings assets	3.13	3.35	3.33	3.44	3.58
Cost of interest-bearing deposits	0.26	0.28	0.30	0.31	0.37
Cost of total deposits	0.17	0.19	0.21	0.22	0.26
Net interest margin, fully tax equivalent	2.86	3.06	3.02	3.12	3.22
Net interest margin, excluding PPP loans, fully tax equivalent (2)	2.76	2.92	2.94	3.06	3.15
Return on average stockholders’ equity (annualized)	11.61	15.70	15.21	16.54	15.73
Return on average assets (annualized)	1.04	1.49	1.43	1.49	1.40
PTPP return on average stockholders’ equity (annualized) (1)	14.39	16.93	16.52	17.23	20.30
PTPP return on average assets (annualized) (1)	1.29	1.60	1.56	1.55	1.81
Efficiency ratio (3)	62.53	56.92	57.21	56.69	54.49
Book value per common share(4)	$28.50	$30.75	$30.03	$29.28	$27.94
Tangible book value per common share (1)(4)	26.37	28.59	28.76	28.01	26.66
Common equity tier 1 to risk-weighted assets (5)	11.18%	11.20%	11.27%	11.03%	10.16%
Tier 1 capital to risk-weighted assets (5)	11.33	11.36	11.42	11.19	10.32
Total capital to risk-weighted assets (5)	14.62	14.77	14.95	14.85	13.92
Tier 1 leverage ratio (5)	8.83	9.20	9.20	8.87	8.67
____________________________
(1)PTPP earnings, PTPP return on average stockholders’ equity, PTPP return on average assets and tangible book value per common share are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their comparable GAAP measures, please see the last page of this release.
(2)Net interest margin, excluding PPP loans, fully tax-equivalent, is calculated by removing average PPP loans from average interest-earning assets and removing the associated interest income (net of 35 basis points assumed cost of funds on average PPP loan balances) from net interest income.
(3)Calculated by dividing noninterest expense by the sum of net interest income plus noninterest income.
(4)A decline of $71.6 million in accumulated other comprehensive (loss) income negatively impacted total stockholders' equity and tangible common equity and caused book value per common share and tangible book value per common share to decline by $3.02 primarily due to the steepening of the short end of the yield curve during the first quarter and its impact on our investment portfolio.
(5)March 31, 2022, ratios are estimated and calculated at the Company level, which is subject to the capital adequacy requirements of the Federal Reserve Board.

Origin Bancorp, Inc.
Consolidated Quarterly Statements of Income

	Three months ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021

Interest and dividend income	(Dollars in thousands, except per share amounts, unaudited)
Interest and fees on loans	$51,183	$53,260	$53,182	$55,529	$56,810
Investment securities-taxable	5,113	4,691	3,449	3,115	3,300
Investment securities-nontaxable	1,400	1,493	1,582	1,590	1,672
Interest and dividend income on assets held in other financial institutions	587	686	538	414	345
Total interest and dividend income	58,283	60,130	58,751	60,648	62,127
Interest expense
Interest-bearing deposits	2,886	2,957	3,255	3,417	3,789
FHLB advances and other borrowings	1,094	1,161	1,118	1,106	1,269
Subordinated debentures	1,801	1,832	1,837	1,833	1,830
Total interest expense	5,781	5,950	6,210	6,356	6,888
Net interest income	52,502	54,180	52,541	54,292	55,239
Provision for credit losses	(327)	(2,647)	(3,921)	(5,609)	1,412
Net interest income after provision for credit losses	52,829	56,827	56,462	59,901	53,827
Noninterest income
Service charges and fees	3,998	3,994	3,973	3,739	3,343
Mortgage banking revenue	4,096	2,857	2,728	2,765	4,577
Insurance commission and fee income	6,456	2,826	3,451	3,050	3,771
Gain on sales of securities, net	—	75	—	5	1,668
Loss on sales and disposals of other assets, net	—	(97)	(8)	(42)	(38)
Limited partnership investment (loss) income	(363)	50	3,078	801	1,772
Swap fee (loss) income	139	(285)	727	24	348
Change in fair value of equity investments	—	—	19	—	—
Other fee income	598	702	783	623	771
Other income	982	6,579	1,172	1,473	919
Total noninterest income	15,906	16,701	15,923	12,438	17,131
Noninterest expense
Salaries and employee benefits	26,488	24,718	23,629	22,354	22,325
Occupancy and equipment, net	4,427	4,306	4,353	4,349	4,339
Data processing	2,486	2,302	2,329	2,313	2,173
Electronic banking	917	616	997	989	961
Communications	281	286	359	514	415
Advertising and marketing	871	1,147	863	748	680
Professional services	1,631	923	912	836	973
Regulatory assessments	626	526	664	544	1,170
Loan related expenses	1,305	1,880	1,949	2,154	1,705
Office and operations	1,560	1,849	1,598	1,498	1,454
Intangible asset amortization	537	194	194	222	234
Franchise tax expense	770	692	598	629	619
Other expenses	875	907	720	682	2,388
Total noninterest expense	42,774	40,346	39,165	37,832	39,436
Income before income tax expense	25,961	33,182	33,220	34,507	31,522
Income tax expense	5,278	4,860	6,242	6,774	6,009
Net income	$20,683	$28,322	$26,978	$27,733	$25,513
Basic earnings per common share	$0.87	$1.21	$1.15	$1.18	$1.09
Diluted earnings per common share	0.87	1.20	1.14	1.17	1.08

Origin Bancorp, Inc.
Consolidated Balance Sheets

(Dollars in thousands)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Assets	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
Cash and due from banks	$129,825	$133,334	$124,515	$155,311	$64,330
Interest-bearing deposits in banks	454,619	572,284	227,450	289,421	200,571
Total cash and cash equivalents	584,444	705,618	351,965	444,732	264,901
Securities:
Available for sale	1,905,687	1,504,728	1,486,543	973,948	980,132
Held to maturity, net of allowance for credit losses	4,831	22,767	37,702	37,835	37,983
Securities carried at fair value through income	7,058	7,497	10,876	10,973	11,077
Total securities	1,917,576	1,534,992	1,535,121	1,022,756	1,029,192
Non-marketable equity securities held in other financial institutions	45,242	45,192	45,144	41,468	47,274
Loans held for sale	80,295	80,387	109,956	124,710	144,950
Loans	5,194,406	5,231,331	5,187,288	5,396,306	5,849,760
Less: allowance for loan credit losses	62,173	64,586	69,947	77,104	85,136
Loans, net of allowance for loan credit losses	5,132,233	5,166,745	5,117,341	5,319,202	5,764,624
Premises and equipment, net	80,421	80,691	80,740	80,133	81,064
Mortgage servicing rights	21,187	16,220	16,000	16,081	17,552
Cash surrender value of bank-owned life insurance	38,547	38,352	38,162	37,959	37,757
Goodwill and other intangible assets, net	50,578	51,330	29,830	30,024	30,246
Accrued interest receivable and other assets	161,772	141,758	146,219	151,003	145,615
Total assets	$8,112,295	$7,861,285	$7,470,478	$7,268,068	$7,563,175
Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$2,295,682	$2,163,507	$1,980,107	$1,861,016	$1,736,534
Interest-bearing deposits	3,947,714	3,864,058	3,600,654	3,554,427	3,962,082
Time deposits	523,783	543,128	578,007	612,909	647,578
Total deposits	6,767,179	6,570,693	6,158,768	6,028,352	6,346,194
FHLB advances and other borrowings	305,560	309,801	309,152	314,123	325,751
Subordinated debentures	157,478	157,417	157,357	157,298	157,239
Accrued expenses and other liabilities	205,213	93,163	139,534	80,060	77,636
Total liabilities	7,435,430	7,131,074	6,764,811	6,579,833	6,906,820
Stockholders’ equity
Common stock	118,744	118,733	117,480	117,511	117,444
Additional paid-in capital	242,789	242,114	237,928	237,338	236,934
Retained earnings	381,222	363,635	338,387	314,472	289,792
Accumulated other comprehensive (loss) income	(65,890)	5,729	11,872	18,914	12,185
Total stockholders’ equity	676,865	730,211	705,667	688,235	656,355
Total liabilities and stockholders’ equity	$8,112,295	$7,861,285	$7,470,478	$7,268,068	$7,563,175

Origin Bancorp, Inc.
Loan Data

	At and for the three months ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021

LHFI	(Dollars in thousands, unaudited)
Commercial real estate	$1,801,382	$1,693,512	$1,590,519	$1,480,536	$1,454,649
Construction/land/land development	593,350	530,083	518,920	497,170	548,236
Residential real estate	922,054	909,739	913,411	966,301	904,753
Total real estate loans	3,316,786	3,133,334	3,022,850	2,944,007	2,907,638
PPP	32,154	105,761	216,957	369,910	584,148
Commercial and industrial	1,326,443	1,348,474	1,218,246	1,200,881	1,250,350
Mortgage warehouse lines of credit	503,249	627,078	713,339	865,255	1,090,347
Consumer	15,774	16,684	15,896	16,253	17,277
Total LHFI	5,194,406	5,231,331	5,187,288	5,396,306	5,849,760
Less: allowance for loan credit losses	62,173	64,586	69,947	77,104	85,136
LHFI, net	$5,132,233	$5,166,745	$5,117,341	$5,319,202	$5,764,624

Nonperforming assets
Nonperforming LHFI
Commercial real estate	$233	$512	$672	$1,544	$1,085
Construction/land/land development	256	338	592	621	2,431
Residential real estate	11,609	11,647	9,377	10,571	10,692
Commercial and industrial	8,987	12,306	13,873	17,723	19,094
Consumer	96	100	41	43	56
Total nonperforming LHFI	21,181	24,903	24,555	30,502	33,358
Nonperforming loans held for sale	2,698	1,754	2,074	1,606	963
Total nonperforming loans	23,879	26,657	26,629	32,108	34,321
Repossessed assets	1,703	1,860	4,574	4,723	3,893
Total nonperforming assets	$25,582	$28,517	$31,203	$36,831	$38,214
Classified assets	$72,082	$71,232	$80,165	$88,150	$99,214
Past due LHFI (1)	21,753	25,615	25,954	30,446	26,574

Allowance for loan credit losses
Balance at beginning of period	$64,586	$69,947	$77,104	$85,136	$86,670
Provision for loan credit losses	(659)	(2,668)	(4,266)	(5,224)	1,360
Loans charged off	2,402	3,162	3,035	3,010	3,027
Loan recoveries	648	469	144	202	133
Net charge-offs	1,754	2,693	2,891	2,808	2,894
Balance at end of period	$62,173	$64,586	$69,947	$77,104	$85,136

Origin Bancorp, Inc.
Loan Data - Continued

	At and for the three months ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021

Credit quality ratios	(Dollars in thousands, unaudited)
Total nonperforming assets to total assets	0.32%	0.36%	0.42%	0.51%	0.51%
Total nonperforming loans to total loans	0.45	0.50	0.50	0.58	0.57
Nonperforming LHFI to LHFI	0.41	0.48	0.47	0.57	0.57
Past due LHFI to LHFI	0.42	0.49	0.50	0.56	0.45
Allowance for loan credit losses to nonperforming LHFI	293.53	259.35	284.86	252.78	255.22
Allowance for loan credit losses to total LHFI	1.20	1.23	1.35	1.43	1.46
Allowance for loan credit losses to total LHFI excluding PPP and warehouse loans (2)	1.33	1.43	1.63	1.84	1.77
Net charge-offs to total average LHFI (annualized)	0.14	0.21	0.22	0.20	0.21
Net charge-offs to total average LHFI (annualized), excluding PPP loans	0.14	0.22	0.24	0.23	0.23
____________________________
(1)Past due LHFI are defined as loans 30 days or more past due. There were $266,000 of past due PPP loans at September 30, 2021, that are fully guaranteed by the SBA. There were no past due PPP loans for the other disclosed quarterly period end dates included in this release.
(2)The allowance for loan credit losses (“ACL”) to total LHFI excluding PPP and warehouse loans is calculated by excluding the ACL for warehouse loans from the numerator and excluding the PPP and warehouse loans from the denominator. Due to their low-risk profile, mortgage warehouse loans require a disproportionately low allocation of the allowance for loan credit losses.

Origin Bancorp, Inc.
Average Balances and Yields/Rates

	Three months ended
	March 31, 2022		December 31, 2021		March 31, 2021
	Average Balance	Yield/Rate	Average Balance	Yield/Rate	Average Balance	Yield/Rate

Assets	(Dollars in thousands, unaudited)
Commercial real estate	$1,718,259	4.02%	$1,612,078	4.10%	$1,421,819	4.16%
Construction/land/land development	565,347	4.21	528,172	4.21	541,782	4.09
Residential real estate	907,320	3.98	909,778	3.88	888,208	4.04
PPP	70,442	13.83	162,340	9.19	565,653	4.40
Commercial and industrial, excluding PPP	1,354,794	3.76	1,276,386	3.76	1,255,436	3.95
Mortgage warehouse lines of credit	423,795	3.73	577,835	3.70	961,808	3.67
Consumer	16,462	5.78	16,572	5.74	17,649	5.81
LHFI	5,056,419	4.08	5,083,161	4.11	5,652,355	4.03
Loans held for sale	32,710	3.27	47,352	5.20	87,177	2.71
Loans receivable	5,089,129	4.08	5,130,513	4.12	5,739,532	4.01
Investment securities-taxable	1,408,109	1.47	1,239,648	1.50	750,801	1.78
Investment securities-nontaxable	253,875	2.24	265,261	2.23	295,000	2.30
Non-marketable equity securities held in other financial institutions	45,205	1.93	45,153	4.16	60,326	1.45
Interest-bearing balances due from banks	746,057	0.20	442,060	0.19	196,616	0.27
Total interest-earning assets	7,542,375	3.13	7,122,635	3.35	7,042,275	3.58
Noninterest-earning assets(1)	502,871		436,935		340,220
Total assets	$8,045,246		$7,559,570		$7,382,495

Liabilities and Stockholders’ Equity
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$3,975,395	0.22%	$3,616,101	0.23%	$3,513,281	0.26%
Time deposits	535,044	0.54	561,990	0.59	656,255	0.95
Total interest-bearing deposits	4,510,439	0.26	4,178,091	0.28	4,169,536	0.37
FHLB advances and other borrowings	265,472	1.67	267,737	1.72	557,798	0.92
Subordinated debentures	157,455	4.64	157,395	4.62	157,221	4.72
Total interest-bearing liabilities	4,933,366	0.48	4,603,223	0.51	4,884,555	0.57
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,218,092		2,110,816		1,700,523
Other liabilities(1)	171,284		129,917		139,554
Total liabilities	7,322,742		6,843,956		6,724,632
Stockholders’ Equity	722,504		715,614		657,863
Total liabilities and stockholders’ equity	$8,045,246		$7,559,570		$7,382,495
Net interest spread		2.65%		2.84%		3.01%
Net interest margin		2.82		3.02		3.18
Net interest margin - (tax-equivalent)(2)		2.86		3.06		3.22
Net interest margin excluding PPP loans - (tax-equivalent)(3)		2.76%		2.92%		3.15%
____________________________
(1)Includes Government National Mortgage Association (“GNMA”) repurchase average balances of $43.8 million, $45.2 million, and $59.0 million for the three months ended March 31, 2022, December 31, 2021, and March 31, 2021, respectively. The GNMA repurchase asset and liability are recorded as equal offsetting amounts in the consolidated balance sheets, with the asset included in Loans held for sale and the liability included in FHLB advances and other borrowings.
(2)In order to present pre-tax income and resulting yields on tax-exempt investments comparable to those on taxable investments, a tax-equivalent adjustment has been computed. This adjustment also includes income tax credits received on Qualified School Construction Bonds.
(3)Net interest margin, excluding PPP loans, fully tax-equivalent, is calculated by removing average PPP loans from average interest-earning assets and removing the associated interest income (net of 35 basis points assumed cost of funds on average PPP loan balances) from net interest income.

Origin Bancorp, Inc.
Non-GAAP Financial Measures

	At and for the three months ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021

Calculation of Tangible Common Equity:	(Dollars in thousands, except per share amounts, unaudited)
Total common stockholders’ equity	$676,865	$730,211	$705,667	$688,235	$656,355
Less: goodwill and other intangible assets, net	50,578	51,330	29,830	30,024	30,246
Tangible Common Equity	$626,287	$678,881	$675,837	$658,211	$626,109

Calculation of Tangible Book Value per Common Share:
Divided by common shares outstanding at the end of the period	23,748,748	23,746,502	23,496,058	23,502,215	23,488,884
Tangible Book Value per Common Share	$26.37	$28.59	$28.76	$28.01	$26.66

Calculation of PTPP Earnings:
Net Income	$20,683	$28,322	$26,978	$27,733	$25,513
Plus: provision for credit losses	(327)	(2,647)	(3,921)	(5,609)	1,412
Plus: income tax expense	5,278	4,860	6,242	6,774	6,009
PTPP Earnings	$25,634	$30,535	$29,299	$28,898	$32,934

Calculation of PTPP ROAA and PTPP ROAE:
PTPP Earnings	$25,634	$30,535	$29,299	$28,898	$32,934
Divided by number of days in the quarter	90	92	92	91	90
Multiplied by the number of days in the year	365	365	365	365	365
Annualized PTPP Earnings	$103,960	$121,144	$116,241	$115,910	$133,566

Divided by total average assets	$8,045,246	$7,559,570	$7,464,813	$7,474,951	$7,382,495
PTPP ROAA (annualized)	1.29%	1.60%	1.56%	1.55%	1.81%

Divided by total average stockholder’s equity	$722,504	$715,614	$703,605	$672,698	$657,863
PTPP ROAE (annualized)	14.39%	16.93%	16.52%	17.23%	20.30%